Exhibit 16.1

                              CHAVEZ AND KOCH, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                          2920 N. GREEN VALLEY PARKWAY
                              BUILDING 8, SUITE 821
                             HENDERSON, NEVADA 89014

                                    ---------

                               TEL: (702) 433-7075
                               FAX: (702) 451-2863


United States Securities and Exchange Commission
450 5th Street NW
Washington, DC  20549

Dear Sir or Madam:

WE HAVE READ ITEM 4 OF FORM 8-K DATED DECEMBER 23, 2003, OF BIB HOLDINGS, LTD. (FORMERLY SASSOON GROUP, INC. AND BIB, LTD T/A TC GROUP, INC.), AND ARE IN AGREEMENT WITH THE STATEMENTS WHICH STATE THAT SINCE WE WERE ENGAGED BY THE REGISTRANT ON AUGUST 23, 2003 THERE WERE NO DISAGREEMENTS BETWEEN THE REGISTRANT AND C&K ON ANY MATTER OF ACCOUNTING PRINCIPLES OR PRACTICES, FINANCIAL STATEMENT DISCLOSURE OR AUDITING SCOPE OR PROCEDURE WHICH, IF NOT RESOLVED TO THE SATISFACTION OF C&K WOULD HAVE CAUSED C&K TO MAKE REFERENCE TO THE MATTER IN ITS REPORTS ON THE REGISTRANT'S FINANCIAL STATEMENTS. SINCE AUGUST 23, 2003 THERE WERE NO REPORTABLE EVENTS AS DESCRIBED IN ITEM 304(A)(1)(IV) OF REGULATION S-B.

WE HAVE NO BASIS TO AGREE OR DISAGREE WITH OTHER STATEMENTS OF THE REGISTRANT CONTAINED THEREIN.

IF YOU HAVE ANY QUESTIONS OR NEED ADDITIONAL INFORMATION, PLEASE CALL ME AT 702-433-7075.


/s/ CHAVEZ AND KOCH, LLP
Certified Public Accountants

Henderson, Nevada
December 30, 2003